Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated April 6, 2009 relating to the consolidated financial statements and schedule of Skinny Nutritional Corp. (the “Company”) included in this Annual Report on Form 10-K into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-161178 and 333-161677).

/s/ Connolly, Grady & Cha, P.C.

Connolly, Grady & Cha, P.C.

Philadelphia, Pennsylvania

March 31, 2010